Exhibit 99.1

News Release

Investor Contact:	Frank Esposito Investor Relations (216) 682-7003

OMNOVA Solutions Shareholders Approve Merger Agreement with Synthomer plc

BEACHWOOD, OHIO, October 10, 2019 - OMNOVA Solutions Inc. (NYSE: OMN) announced that during a special shareholder meeting today, OMNOVA shareholders approved the merger agreement under which Synthomer plc will acquire all outstanding OMNOVA common shares. Upon completion of the merger, OMNOVA shareholders will be entitled to receive $10.15 per share for each share owned.

OMNOVA President and Chief Executive Officer Anne Noonan said, “We are pleased that OMNOVA shareholders have overwhelmingly supported the pending merger with Synthomer, which represents a tremendous strategic and value-creating opportunity. The combined company will have an expanded global platform and portfolio to serve customers, greater supply chain and manufacturing scale to more efficiently produce and distribute product, an increased innovation pipeline to accelerate future growth, and a stronger balance sheet to drive inorganic growth opportunities.”

The closing of the Merger remains subject to the satisfaction of customary closing conditions, including the receipt of regulatory clearances in the European Union and Turkey. OMNOVA and Synthomer continue to target closing the transaction in late 2019; however, there can be no assurances regarding the timing of completion of regulatory clearance, which could delay the closing to early 2020.

About OMNOVA

OMNOVA Solutions Inc. is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers, specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA’s sales for the last twelve months ended August 31, 2019 were approximately $760 million. The Company has a global workforce of approximately 1,900. Visit OMNOVA Solutions on the internet at www.omnova.com.

About Synthomer

Synthomer is a top-five global supplier of emulsion and specialty polymers, producing innovative formulations to support customers in a range of industries, from construction through paints and coatings to healthcare. With headquarters in London, the Group operates 25 production sites, four global R&D centers and has sales in all geographies. Synthomer has a strong track record of organic growth and progress has been further underpinned by three bolt-on acquisitions since 2016. The Group has approximately 2,900 employees and reported FY 2018 revenues of £1.6 billion ($2.1 billion USD). www.synthomer.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes descriptions of OMNOVA’s current business, operations, and financial condition, as well as “forward-looking statements” as defined by federal securities laws. All forward-looking statements by the Company, including verbal statements, are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect Management’s current expectation, judgment, belief, assumption, estimate or forecast about future events, circumstances or results and may address business conditions and prospects, strategy, capital structure, debt and cash levels, sales, profits, earnings, markets, products, technology, operations, customers, raw materials, claims and litigation, financial condition, and accounting policies among other matters. Words such as, but not limited to, “will,” “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic,” “likely,” “would,” “could,” “committed,” and similar expressions or phrases identify forward-looking statements.

All descriptions of OMNOVA’s current business, operations and assets, as well as all forward-looking statements, involve risks and uncertainties. Many risks and uncertainties are inherent in business generally. Other risks and uncertainties are more specific to the Company’s businesses and strategy, or to any new businesses the Company may enter into or acquire. There also may be risks and uncertainties not currently known to the Company. The occurrence of any such risks and uncertainties and the impact of such occurrences is often not predictable or within the Company’s control. Such impacts could adversely affect the Company’s business, operations, or financial condition, as well as the Company’s actual and projected results and the value of your investment in the Company. In some cases, such impact could be material. Certain risks and uncertainties facing the Company are described below or in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

All written and verbal descriptions of OMNOVA’s business, operations, and financial condition and all forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the risks, uncertainties, and cautionary statements contained or referenced herein. All such descriptions and any forward-looking statements speak only as of the date on which such description or statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to publicly update or revise any such description or forward-looking statements whether as a result of new information, future events or otherwise.

The Company’s actual and projected results and the value of your investment in OMNOVA may differ, perhaps materially, from expectations due to a number of risks and uncertainties including, but not limited to: Among others, the following uncertainties and other factors could cause actual outcomes to differ from those set forth in the forward-looking statements: (i) the risk that the contemplated transactions may not be consummated in a timely manner, if at all; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay Synthomer a termination fee; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) the effect of the announcement of the proposed transaction on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (v) risks related to obtaining the requisite consents to the proposed transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory clearance from governmental authorities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental authority may deny any such approval; and (vi) the conditions of the capital markets during the period covered by the forward-looking statements. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018, and its subsequent quarterly reports on Form 10-Q, which are available online at www.omnova.com and www.sec.gov.. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.